SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


     Filed by the registrant  [X]
     Filed by a party other than the registrant  [ ]

     Check the appropriate box:
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or
               Rule 14a-12

                            Xscribe Corporation
                        ---------------------------
              (Name of Registrant as Specified in Its Charter)

                            Xscribe Corporation
                         -------------------------
                 (Name of Person(s) Filing Proxy Statement)

     Payment of filing fee (check the appropriate box):
     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)
               or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
     [ ]  $500 per each party to the controversy pursuant to
               Exchange Act Rule 14a-6(i)(3)
     [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.





















                                  Page 1 of 23
                            XSCRIBE CORPORATION
                           6285 Nancy Ridge Drive
                        San Diego, California  92121

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               August 5, 1996


     To:  Xscribe Shareholders

     The Annual Meeting of Shareholders of XSCRIBE CORPORATION (the "Company") will be held on Monday, August 5, 1996, at 1:00 p.m., local time, at the Wyndham Garden Hotel, 5935 Lusk Boulevard, San Diego, California, for the following purposes:

     1.   To elect directors.

     2. To ratify the appointment by the Company's Board of Directors of KPMG Peat Marwick LLP as independent auditors for the 1997 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on June 10, 1996, are entitled to receive notice of and vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, please sign, date, and promptly return the enclosed proxy in the accompanying envelope. Shareholders attending the meeting may vote in person even if they have returned a proxy.


                                   By Order of the Board of Directors



                                   /s/ Bruce C. Myers
                                   Bruce C. Myers
                                   Secretary

     San Diego, California
     June 25, 1996











                                  Page 2 of 23
                            XSCRIBE CORPORATION
                           6285 Nancy Ridge Drive
                        San Diego, California  92121


                              PROXY STATEMENT
                               --------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of XSCRIBE CORPORATION ("Xscribe" or the "Company") to be used at the Annual Meeting of Shareholders to be held on Monday, August 5, 1996, at 1:00 p.m., local time (the "Meeting Date"), at the Wyndham Garden Hotel, 5935 Lusk Boulevard, San Diego, California, and any adjournment thereof. This proxy statement and the accompanying proxy are being first mailed to holders of Xscribe's common stock ("Common Stock") on or about June 28, 1996.

     Xscribe will bear the cost of the solicitation of proxies. In addition, the Company may reimburse brokers, banks, custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable charges and expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such Common Stock. Proxies may be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by telephone, additional mailings or telegram.

     The Company's principal offices are located at 6285 Nancy Ridge Drive, San Diego, California 92121, and the Company's telephone number is (619) 457-5091.


                             VOTING SECURITIES
                             -----------------

     Shareholders of record as of the close of business on June 10, 1996 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the Record Date, 5,716,557 shares of Common Stock were outstanding of which 666,666 shares may not be entitled to vote because they may be canceled subsequent to the Record Date and prior to the Meeting Date as more fully described under "Certain Transactions" herein. Each of the 5,716,557 (or 5,049,891) shares entitled to vote is entitled to one vote on all matters to come before the meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

     Each shareholder voting in the election of directors may cumulate votes for nominated directors, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or may





                                  Page 3 of 23
     distribute votes on the same principle among as many candidates as the shareholder chooses. No shareholder, however, may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice prior to the voting of his or her intention to cumulate votes.

     Voting for the election of directors may be, but need not be, by ballot. It will be by ballot if before the voting begins a shareholder demands that ballots be used. A plurality of votes shall elect the directors; that is, provided a quorum is present, the seven persons receiving the greatest number of affirmative votes shall be elected. All matters other than the election of directors and matters identified in this Proxy Statement as requiring approval by affirmative vote of the majority of outstanding shares will be decided by a majority of the shares represented and voting, provided such majority is also a majority of the required quorum.

     Abstentions will be counted for purposes of determining whether a quorum is present at the meeting. For matters other than election of directors, abstentions will have the effect of a "no" vote due to the majority requirements described above. Broker non-votes will not be counted for the purpose of determining whether a quorum is present. Broker non-votes will have no effect on actual voting, unless approval by affirmative vote of the majority of outstanding shares is required, in which case a broker non-vote will have the effect of a "no" vote.

     Votes will be counted by the Company's proxy tabulators and inspectors of election.

     Shareholders may revoke any proxy given pursuant to this solicitation by delivering prior to the Annual Meeting a written notice of revocation or a duly-executed proxy bearing a later date or by attending the meeting and voting in person. Shares represented by a properly-executed and returned proxy will be voted at the Annual Meeting in accordance with any directions noted on the proxy and, if no directions are indicated, the shares represented by the proxy will be voted in favor of the proposals set forth in the notice attached hereto.


                 BENEFICIAL OWNERSHIP OF COMPANY SECURITIES
                 ------------------------------------------

     The following table sets forth information as of June 10, 1996, with respect to all shareholders known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. Except as noted below, each shareholder has sole voting and investment powers with respect to the shares shown.






                                  Page 4 of 23
                                                    Percent of Shares
                                                     of Common Stock
                                                     Outstanding<F1>
                                                  -------------------
                                   Number of                Without
     Name of Beneficial            Shares of      With ICL  ICL
     Owner or Group                Common Stock   Shares    Shares<F2>
     ------------------            ------------   --------  ---------

     Sam Wyly <F3><F7>               112,108<F4>    1.96%     2.22%

     Charles J. Wyly, Jr. <F3><F7>   119,889<F5>    2.10%     2.37%

     Evan A. Wyly <F3><F7>            77,362        1.35%     1.53%

     Lorne House Trust <F3><F7>    1,054,002<F6>   18.44%    20.87%

     ICL Inc. <F8><F9>               666,666       11.66%     0.00%

     [FN]
     <F1>   Includes and reflects the ownership of common stock
            subject to options exercisable within 60 days of June 10, 1996.

     <F2>   Excludes 666,666 shares that may be canceled subsequent to the Record Date and prior to the Meeting Date as more fully described under "Certain Transactions" herein.

     <F3>   The address of Sam Wyly, Charles J. Wyly, Jr. and Evan
            Wyly is 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206. The address of Lorne House Trust Limited is Lorne House, Castletown, Isle of Man, British Isles. Sam Wyly and Charles J. Wyly, Jr., are brothers. Evan Wyly is a member of the Board of Directors, the son of Sam Wyly and the nephew of Charles J. Wyly, Jr. Donald R. Miller, the son-in-law of Charles Wyly, is also a member of the Board of Directors.

     <F4>   Includes 35,440 shares owned directly by Sam Wyly and
            76,668 shares owned by family trusts of which Sam Wyly is trustee. Does not include 665,478 shares beneficially owned by an irrevocable trust established by Sam Wyly. Sam Wyly disclaims beneficial ownership of the excluded shares.

     <F5>   Includes 35,440 shares directly owned by Charles J. Wyly,
            Jr. and 84,449 shares owned by family trusts of which Charles J. Wyly, Jr. is trustee. Does not include 388,524 shares beneficially owned by an irrevocable trust






                                  Page 5 of 23


            established by Charles J. Wyly, Jr. Charles J. Wyly, Jr. disclaims beneficial ownership of the excluded shares.

     <F6>   These shares are beneficially owned by Lorne House Trust
            as trustee of the Bulldog trust and the Pitkin trust, irrevocable trusts established by Sam Wyly and Charles J. Wyly, Jr., respectively. The record holders are Tensas, Ltd. and Roaring Creek, Ltd., which are corporations wholly owned by such trusts. Sam Wyly and Charles J. Wyly, Jr. disclaim beneficial ownership of these shares.

     <F7>   Does not include the right to receive an aggregate of
            about 55,333 shares resulting from the expiration of certain stock options assumed by Xscribe in the Photomatrix merger.

     <F8>   The address of ICL Inc. is Soundview Plaza, 1266 East Main
            Street, Stamford, Connecticut. The address of ICL's parent corporations ICL-UK and ICL PLC is ICL House, 1 High Street, Putney, London SW151SW, England. The address of Fujitsu is 6-1, Marunouchi I-chome, Chiyoda-ku, Tokyo, Japan 100.

     <F9>   According to the Schedule 13D filed with the Commission in
            November 1993, ICL Inc., a Delaware corporation, is a wholly-owned subsidiary of International Computers Limited, an English Company ("ICL-UK"). ICL-UK, in turn, is a wholly-owned subsidiary of ICL PLC, an English company. A majority of the outstanding voting securities of ICL PLC is owned by Fujitsu Limited, a Japanese company ("Fujitsu"). ICL UK, ICL PLC and Fujitsu may be deemed to be controlling persons of ICL Inc.


                           ELECTION OF DIRECTORS
                           ---------------------

     If the transaction described under "Certain Transactions" herein is not finalized before the Meeting Date, seven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected and qualified. If the transaction described under "Certain Transactions" herein is finalized before the Meeting Date, six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected and qualified.

     Should any of the nominees decline or be unable to serve as a director, the persons authorized in the proxy to vote on your behalf will vote with full discretion in accordance with their best judgment. If the transaction described under "Certain Transactions" herein is finalized after the Meeting Date, then





                                  Page 6 of 23
     the Company believes that Mr. Jukka V. Norokorpi will resign from the Board and the Board will be reduced to six members at that time. The Company knows of no other reason why any nominees listed below would not be available for election, or, if elected, would not be willing or able to serve. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom votes are cumulated will be determined by the proxy holders.

     Nominees

     Mr. SUREN G. DUTIA has been a Director and has served as the President and Chief Executive Officer of the Company since January 1989. He was elected to be the Chairman of the Board of the Company in September 1990. He also serves as the chief executive officer of each of Xscribe's subsidiaries. Prior to January 1989, Mr. Dutia was associated from 1981 to December 1988 with Dynatech Corporation, a diversified high-technology company headquartered in Burlington, Massachusetts. From 1986 to 1988, Mr. Dutia was a Division Manager and Vice President. Mr. Dutia was responsible for several subsidiaries, including one operating subsidiary for which he acted as President. He directed turn-around/divestiture activities for Dynatech and handled investor relations. Mr. Dutia is 54 years of age.

     Mr. DONALD R. MILLER, JR. has been a Director of the Company since April 1993. From November 1990 to present, Mr. Miller has served as Vice President Market Development and, since September 1992, as a Director for Michaels Stores, Inc., a specialty retail chain. From September 1984 to November 1990 Mr. Miller served as Director of Real Estate at Michaels Stores. Prior to joining Michaels, Mr. Miller served in various real estate positions with Peoples Restaurants, Inc. Mr. Miller also serves as a director of Sterling Software, Inc., a computer software company. Mr. Miller is 41 years of age and the son-in-law of Charles J. Wyly, Jr.

     Mr. PATRICK W. MOORE has been a Director of the Company since January 1991. Mr. Moore, who currently serves as the President of IPAC Manufacturing, Inc., located in Carlsbad, California, has significant business experience in both the private and public sectors. Mr. Moore has served on the National Commission on Employment Policy, committees of the National Academy of Science, and as the national president of various trade organizations based in Washington, D.C. From 1981 to 1986 Mr. Moore served as President of the San Diego Private Industry Council and as Executive Director of the San Diego Regional Employment and Training Consortium. Mr. Moore is 47 years of age.

     Mr. JUKKA V. NOROKORPI has been a Director of the Company since July 1994. Since January 1, 1996 Mr. Norokorpi has been Managing





                                  Page 7 of 23
     Director of TeamWARE Group, a subsidiary of ICL. In this capacity, among other things, Mr. Norokorpi manages the development and marketing of ICL's groupware software systems and related hardware currently distributed in the U.S. market by Xscribe's subsidiary Lexia Systems, Inc. ("Lexia"). From June 1993 through December 1995 Mr. Norokorpi was Vice President-Client Server Systems within ICL's Client-Server Systems Division. From September 1991 to June 1993, Mr. Norokorpi was Director-Systems Division of ICL's Personal Systems Division. Prior to September 1991, Mr. Norokorpi was Director-Systems Division and prior to that Director-Product Management of Nokia Data. ICL acquired Nokia Data in September 1991. Mr. Norokorpi is 47 years of age.

     Pursuant to the purchase agreement dated October 22, 1993, among Xscribe, Xscribe Acquisition, Inc. (now known as Lexia Systems, Inc.) and ICL Inc., relating to Xscribe's acquisition through its wholly owned subsidiary, Lexia Systems, of certain assets of the North American Sales Division of ICL, ICL has the right, subject to the exercise of fiduciary duties of the directors, to have its designee nominated for election as a director at each annual or special meeting of the shareholders of Xscribe at which the nominee is required to stand for election and to have the nominee's election recommended to the shareholders of Xscribe.

     Mr. Norokorpi may resign from the Board if and when the transaction described under "Certain Transactions" herein is finalized.

     Mr. IRA H. SHARP has been a Director of the Company since January 1990. Mr. Sharp has been the owner, Chief Executive Officer and General Counsel of Alderson Reporting Company, Inc., a court-reporting and litigation-support services firm in Washington, D.C. since 1984. Mr. Sharp also served in the same capacities for Alderson from 1977 until 1983. During the period of his absence from Alderson, Mr. Sharp was a lawyer in private practice.
     Mr. Sharp is 53 years of age.

     Mr. JOHN F. STALEY has been a Director of the Company since January 1989. From 1972 to the present, Mr. Staley has been a partner in Staley, Jobson and Wetherell, a law firm Mr. Staley founded, located in Pleasanton, California. Mr. Staley was also the founder and a director of Lab Sales of California and P.M. America, which were corporations involved in the manufacturing, sale and distribution of blood-analyzing machines and which were sold to Dynatech Corporation in 1982. From 1982 to the present, Mr. Staley has been a co-founder of the Bank of Livermore, California. Mr. Staley is 52 years of age.

     Mr. EVAN A. WYLY has served as a Director of the Company since April 1993. Mr. Wyly is a Managing Director of Maverick Capital, Ltd., an investment fund management company. In 1988 Mr. Wyly





                                  Page 8 of 23
     founded Premier Partners Incorporated, a private investment firm, and served as its President until 1992. Mr. Wyly also serves as a director of Michaels Stores, Inc., a specialty retail chain, as a Director of Sterling Commerce, Inc., an electronic commerce company, and as a director of Sterling Software, Inc., a computer software company. Mr. Wyly is 34 years of age.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.
            ------------------------------------------------------


             COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
             -------------------------------------------------

     During fiscal year 1996, there were six meetings of the Board of Directors. All of the Company's directors attended at least 75 percent of all meetings of the Board of Directors and other committees of the Board on which such directors served during fiscal year 1996.

     The standing committees of the Board of Directors of the Company are the Compensation Committee, the Nominating Committee, and the Audit Committee.

     The principal duties of the Compensation Committee are to determine and review all compensation of directors, officers, and employees of the Company, to administer and manage the Company's incentive compensation plans, to determine grants of stock options under Company plans, and to report to the Board of Directors of the Company. Current members of the Compensation Committee are Messrs. Miller, Sharp and Staley. The Compensation Committee met four times during fiscal year 1996.

     The Nominating Committee's principal duties are to nominate persons to serve on the Board of Directors of the Company and to report to the Board. The members of the Nominating Committee are Messrs. Dutia, Staley and Wyly. The Nominating Committee does not solicit or consider nominations from shareholders. The Nominating Committee met once during fiscal year 1996.

     The principal duties of the Audit Committee are to advise and assist the Board of Directors in evaluating the performance of the Company's independent auditors, including the scope and adequacy of the auditor's examination, and to review with the auditors the accuracy and completeness of the Company's financial statements and procedures. The members of the Audit Committee are Messrs. Wyly, Moore and Norokorpi, none of whom are officers or employees of the Company. The Audit Committee met once during fiscal year 1996.







                                  Page 9 of 23
                           DIRECTOR COMPENSATION
                           ---------------------

     Directors who are also officers or employees of the Company or subsidiaries receive no additional compensation for their services as directors. In fiscal year 1996, Directors who are not employees of the Company were paid an annual fee of $4,000 plus $250 for each Board or Committee meeting attended. In addition, Directors are reimbursed for reasonable travel expenses incurred in attending meetings.

     In November 1996 the Compensation Committee offered, and each outside Board member accepted, the opportunity to cancel certain options previously granted, and to replace those options with a new option covering a like number of shares at a lower exercise price. The new exercise price is $.88 per share (which equaled market at the date of grant) and the exercise prices of the canceled options ranged from $1.31 to $2.50 per share. The new options vest 50% one year after the date of grant and 100% after two years. Options repriced totaled 180,000 shares (15,000 for Mr. Miller, 43,333 for Mr. Moore, 10,000 for Mr. Norokorpi, 46,667 for Mr. Sharp, 50,000 for Mr. Staley and -6- 15,000 for Mr. Wyly). The Compensation Committee took this action because the Company desires to provide appropriate incentives in order to retain these valuable Board members.


                            CERTAIN TRANSACTIONS
                            --------------------

     In connection with the acquisition of Photomatrix, Photomatrix restructured outstanding indebtedness to members and affiliates of the Wyly family into non-negotiable seven year terms notes bearing interest at the rate of eight percent per annum. The total principal amount of the notes payable to members of the Wyly family and their affiliates as of March 31, 1996 is $667,685 of which $45,687 is payable to Evan Wyly and $12,616 is payable to Donald Miller.

     Lexia is a party to distribution and license agreements with International Computers Limited (ICL) pursuant to which Lexia purchases from ICL and resells computer equipment and software. ICL extends Lexia trade credit in connection with these transactions. Mr. Norokorpi, an Xscribe Board member who is also the Managing Director of ICL's TeamWARE Group, does not receive any direct benefits from these transactions.

     Xscribe and ICL have had certain disagreements relating to ICL's alleged breach of its obligations under certain prior agreements between Xscribe and ICL. Under the terms of a settlement reached in principle, among other things, these prior agreements will be restructured, ICL will return for cancellation 666,666 shares of





                                  Page 10 of 23
     Xscribe common stock owned by ICL, and ICL will forfeit its right to appoint a representative to Xscribe's Board of Directors. If this transaction is finalized prior to the Meeting Date, then the 666,666 shares returned by ICL will not be entitled to vote at the meeting. Also if and when the transaction is finalized, Mr. Jukka V. Norokorpi will resign from Xscribe's Board of Directors and the Board will be reduced to six members. There can be no assurance that this transaction will be finalized.


            STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
            ---------------------------------------------------

     The following table sets forth certain information regarding the ownership of Xscribe common stock by Directors and Executive
     Officers:

                                                    Percent of Shares of
                                                    Common Stock Outstanding
                                                    as of June 10, 1996<F1>
                                                    ------------------------
                                     Shares of Common
                                     Stock Beneficially  With      Without
     Name of Beneficial              Owned as of         ICL       ICL
     Owner or Group                  June 10, 1996<F1>   Shares    Shares<F2>
     -----------------               ------------------  ------    ---------
     Suren G. Dutia
       President, CEO and Chairman
       of the Board<F3>                 144,067          2.48%       2.80%

     Donald R. Miller, Director               0          <F*>        <F*>

     Patrick W. Moore, Director           5,000          <F*>        <F*>

     Bruce C. Myers
       Chief Operating Officer,
       Chief Financial Officer,
       Secretary<F4>                     68,566          1.19%       1.34%

     Jukka V. Norokorpi, Director             0          <F*>        <F*>

     Ira H. Sharp, Director               5,000          <F*>        <F*>

     John F. Staley, Director            15,333          <F*>        <F*>

     Evan A. Wyly, Director<F5>          77,362          1.35%       1.53%

     All directors and executive
     officers as a group<F6>            315,828          5.38%       6.06%





                                  Page 11 of 23
     [FN]
     <F1> Includes and reflects the ownership by the named director or officer of shares of Common Stock subject to options exercisable within 60 days of June 10, 1996.

     <F2> Excludes 666,666 shares that may be canceled subsequent to the Record Date and prior to the Meeting Date as more fully described under "Certain Transactions" herein.

     <F3> Includes options to purchase 100,000 shares.

     <F4> Includes options to purchase 50,000 shares.

     <F5> Excludes shares owned or beneficially owned by other family members.

     <F6> Includes options to purchase 150,000 shares.

     <F*> less than 1%


                           EXECUTIVE COMPENSATION
                           ----------------------

               Summary of Cash and Certain Other Compensation


     The following table shows, for the most recent three fiscal years, the cash compensation paid by the Company, as well as all other compensation paid or accrued for those years to the Chief Executive Officer and the Company's other executive officer as of March 31, 1996.

                              Summary Compensation Table
                              --------------------------

                                                                 Long Term
                                      Annual Compensation        Compensation
     Name and              Fiscal                                Stock
     Principal Position    Year    Salary    Bonus     Other<F1> Option Shares
     ------------------    ------  ------    -----     -------   -----------
     Suren G. Dutia        1996    $165,000     -      $13,900   191,667
       President and       1995    $163,300  $10,000   $15,200   100,000
       Chief Executive     1994    $154,000  $90,000   $13,500    50,000
       Officer

     Bruce C. Myers        1996    $140,000     -      $14,300   133,334
       Chief Operating     1995    $138,800  $ 7,500   $14,100    66,667
       Officer, Chief      1994    $120,000  $60,000   $ 6,600    33,333
       Financial Officer




                                  Page 12 of 23
     [FN]
     <F1> Includes Company matching contributions to the Xscribe
          Savings and Investment Plan ($4,400, $4,300, and $4,500 for Mr. Dutia and $4,400, $4,500, and $4,500 for Mr. Myers) and supplemental life and medical premiums ($9,500, $10,900, and $9,000 for Mr. Dutia and $9,900, $9,600, and $2,100 for Mr.
          Myers) for 1996, 1995 and 1994, respectively.

     Employment Agreements. Mr. Dutia and Mr. Myers are employed under employment agreements that expire in June 1997 and December 1996, respectively. The Cash Compensation, Savings and Investment Plan, Supplemental Life Insurance and Medical Premium plans provided to Messrs. Dutia and Myers, as described above, were provided in accordance with those employment contracts. If either Mr. Dutia's or Mr. Myers' employment is terminated by the Company without cause, then he will be entitled to receive his base salary and health insurance benefits for the remainder of the term.

     Officers Severance Policy. In 1988, the Company's Board of Directors adopted an Officers Severance Policy that was modified in November 1990. Under the policy, Mr. Dutia and Mr. Myers are to receive eight weeks' compensation upon termination of employment by the Company in addition to any amounts payable under the remaining term of an employment agreement.

     Stock Option Grants Table
     -------------------------

     The following table shows certain information concerning stock options granted during fiscal year 1996 to the Company's two executive officers:

                    Fiscal Year 1996 Stock Option Grants
              (stock option grants are normally considered for
                       executive officers every year)

                             % Total                           Potential
                             Options                           Realizable
                 Options     Granted to  Exercise   Expira-    Value<F2>
     Name        Granted     Employees   Price<F1>  tion Date  @5%      @10%
     ----        -------     ----------  --------   ---------  ---      ----
     S. Dutia     25,000<F3>   4.3%      $1.69      2005       $8,700   $ 38,800

     S. Dutia    166,667      28.7%      $0.88      2005       $92,200  $233,800

     B. Myers     16,667<F3>   2.9%      $1.69      2005       $ 5,700  $ 25,900

     B. Myers    116,667      20.1%      $0.88      2005       $64,600  $163,600





                                  Page 13 of 23


     [FN]
     <F1> The exercise may be paid in cash or, at the discretion of the Compensation Committee, by tendering shares of Xscribe Common Stock instead of cash.

     <F2> The potential realizable value is calculated pursuant to SEC regulations by assuming the indicated annual rates of stock price appreciation for the option term. Actual realized value will depend on the actual annual rate of stock price appreciation for the option term.

     <F3> These grants were canceled and repriced in connection with the subsequent grant.

     Aggregated Stock Option Exercises and Fiscal Year-end Stock
     Option Value Table

     The following table sets forth certain information regarding the number and value of specified unexercised options held by the Chief Executive Officer and the Company's other executive officer as of March 31, 1996:

                             Number of              Value of Unexercised
                      Unexercised Options<F1>      In-the-Money Options<F2>
                      ----------------------       -----------------------

     Name             Exercisable  Unexercisable   Exercisable  Unexercisable
     ----             -----------  -------------   -----------  -------------
     Suren G. Dutia     100,000      166,667        $ 59,870        $  0

     Bruce C. Myers      50,000      116,667        $ 29,935        $  0

     [FN]
     <F1> No options were exercised in fiscal year 1996.
     <F2> The value is calculated as the total market value of stock subject to the options on June 5, 1996 ($.875 per share), less the total of the option prices.


     Ten Year Option Repricing Table
     -------------------------------

     In June 1995 the Compensation Committee offered to reprice a portion of the option shares previously granted to Mssrs. Dutia and Myers and with an original exercise price in excess of June 1995 market value. In November 1995 the Compensation Committee offered to reprice all option shares previously granted to Mssrs. Dutia and Myers and with an original exercise price in excess of





                                  Page 14 of 23

     November 1995 market, including the option shares repriced in June 1995. These offers were made in conjunction with identical offers to most employees. The following table sets forth the specified information concerning all options repriced for all executive officers of the Company for the period August 1987 (initial public offering) through March 1996.

                                                                         Length
                                                                         of
                              Number                                     Original
                              of                                         Option
                              Shares      Market                         Term
                              Under-      Price of    Exercise   New     Remaining
                              lying       Stock at    Price at   Exer-   at Date
                              Options     Time of     Time of    cise    of
     Name         Date        Repriced    Repricing   Repricing  Price   Repricing
     ----         ----        --------    ---------   ---------  -----   -------
     S. Dutia,    November
     CEO          1990        200,000     $0.18       $3.75      $0.18   8 years

     S. Dutia,    June
     CEO          1995<F1>     25,000     $1.25       $4.13      $1.69   9 years

     S. Dutia,    November
     CEO          1995        166,667     $0.88       $1.31-     $0.88   6-9 years
                                                      $2.91

     B. Myers,    November
     CFO          1990        100,000     $0.18       $1.50-     $0.18   8 years
                                                      $3.48

     B. Myers,    June
     CFO          1995<F1>     16,667     $1.25       $4.13      $1.69   9 years

     B. Myers,    November
     CFO          1995        116,667     $0.88       $1.31-     $0.88   6-9 years
                                                      $2.91


     [FN]
     <F1> These grants were canceled and repriced in connection with the November 1995 grants.

     Report on Stock Option Repricing
     --------------------------------

     In connection with the June 1995 and November 1995 option repricings the Compensation Committee issued the identical report as follows:
                                  Page 15 of 23
     While the Committee believes that the Company's Stock Option Plans have been instrumental in attracting and retaining quality executive officers, and other employees and Directors, the incentive feature of such program may become lost when options are granted at fair market value and subsequently the market price of the Company's common stock falls substantially below the exercise price of stock options granted under such program. In 1994 and 1995, the market price for the Company's common stock fell substantially. As a result of the drop in market price of the common stock, the optionees holding options granted since April 7, 1992 have exercise prices substantially higher than the current market value, and therefore hold options which are "out of the money." After careful consideration of the relevant factors, including (1) the decline in the market price of the common stock (2) the reasons for the decline in the market price of the common stock (3) the large percentage of the Company's' employees and Directors holding out of the money options, and
     (4) the importance of equity incentive to the Company's overall compensation program for executive officers and employees at all levels and Directors, the Committee approved the cancellation of the existing options and the reissue of said options pursuant to the Company's Stock Option Plans.


                                   COMPENSATION COMMITTEE
                                   Donald R. Miller
                                   Ira H. Sharp
                                   John F. Staley


                         BENEFIT PLAN DESCRIPTIONS
                         --------------------------

     The following are brief descriptions of the benefit plans provided to the Company's executive officers:


     1994 Stock Option Plan
     ----------------------

     The Xscribe Corporation 1994 Stock Option Plan ("1994 Plan") was adopted by the Company's Board of Directors in May 1994 and approved by the Company's shareholders in July 1994. The 1994 Plan authorizes the grant of incentive and nonqualified stock options covering an aggregate of 366,666 shares of Common Stock. As of March 31, 1996, a total of 366,666 shares of Common Stock were reserved for issuance pursuant to the 1994 Plan, of which all shares were subject to outstanding options and no shares remained available for options to be granted in the future.







                                  Page 16 of 23

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to award incentive or nonqualified options to any employee of the Company or its subsidiaries. Approximately 150 employees are currently eligible to participate in the Plan and options are currently held by 17 of these employees.

     The exercise price of an incentive option may not be less than 100% of the fair market value per share on the date of grant and the exercise price for a nonqualified option may not be less than 85% of the fair market value per share on the date of grant. The 1994 Plan defines fair market value as the mean between the bid and asked price of the Common Stock as quoted on NASDAQ. Subject to these limitations, the Committee determines the exercise price. Because the Company has a substantial net operating loss carryforward for federal income tax purposes and would not materially benefit from a compensation deduction, the Committee generally has awarded incentive stock options to employees.

     The Committee also determines the schedule pursuant to which options become exercisable. Options granted to officers and employees typically vest as follows: 33% to 50% of the options granted vest 12 months following the date of grant, 33% to 50% vest 24 months following the date of grant and 0% to 34% vest 36 months following the date of the grant. The only condition to vesting imposed under outstanding options is continuous service as an employee during the vesting period. All outstanding options automatically vest, in full, in the event of the dissolution or liquidation of the Company or, in the event of a reorganization, merger or consolidation of the Company, if the Company is not the surviving company.

     Options granted under the 1994 Plan may expire no later than 10 years from the date of the grant. If an employee terminates his employment for any reason other than death or permanent disability, his vested options expire within 90 days of the termination. In the case of death or permanent disability, the vested options expire within 12 months of employment termination.

     The exercise price is payable in full, in cash, or in the discretion of the Committee, by the delivery of outstanding shares of Common Stock owned by the participant, at the time of exercise of the option.

     1992 Stock Option Plan
     ----------------------

     The Xscribe Corporation 1992 Stock Option Plan ("1992 Plan") was adopted by the Company's Board of Directors in May 1992 and approved by the Company's shareholders in July 1992. The 1992 Plan authorizes the grant of incentive and nonqualified stock options covering an aggregate of 333,333 shares of Common Stock.





                                  Page 17 of 23
     As of March 31, 1996, a total of 302,500 shares of Common Stock were reserved for issuance pursuant to the 1992 Plan, of which 297,333 shares were subject to outstanding options and 5,167 remained available for options to be granted in the future.

     The 1992 Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to award incentive or nonqualified options to any employee or Board member of the Company or its subsidiaries. Approximately 150 employees and six Board members are currently eligible to participate in the Plan and options are currently held by nine employees and six Board members.

     The exercise price of an incentive option may not be less than 100% of the fair market value per share on the date of grant and the exercise price for a nonqualified option may not be less than 85% of the fair market value per share on the date of grant. The 1992 Plan defines fair market value as the mean between the bid and asked price of the Common Stock as quoted on NASDAQ. Subject to these limitations, the Committee determines the exercise price. Because the Company has a substantial net operating loss carryforward for federal income tax purposes and would not materially benefit from a compensation deduction, the Committee generally has awarded incentive stock options to employees.

     The Committee also determines the schedule pursuant to which options become exercisable. Options granted to officers and employees typically vest as follows: 33% to 50% of the options granted vest 12 months following the date of grant, 33% to 50% vest 24 months following the date of grant and 0% to 34% vest 36 months following the date of the grant. The only condition to vesting imposed under outstanding options is continuous service as an employee or Board member during the vesting period. All outstanding options automatically vest, in full, in the event of the dissolution or liquidation of the Company or, in the event of a reorganization, merger or consolidation of the Company, if the Company is not the surviving company.

     Options granted under the 1992 Plan may expire no later than 10 years from the date of the grant. If an employee terminates his employment for any reason other than death or permanent disability, his vested options expire within 90 days of the termination. In the case of death or permanent disability, the vested options expire within 12 months of employment termination.

     The exercise price is payable in full, in cash, or in the discretion of the Committee, by the delivery of outstanding shares of Common Stock owned by the participant, at the time of exercise of the option.

     Savings and Investment Plan. The Xscribe Corporation Savings and Investment Plan (the "Savings Plan") generally covers all





                                  Page 18 of 23
     employees of the Company and its subsidiaries (other than Photomatrix) who are at least age 21 and have completed at least six months of service with the Company. The Savings Plan is a qualified plan under Section 401(a) of the Code and meets the requirements of Section 401(k) of the Code. Under the Savings Plan, participants may elect to contribute between 2% and 10% of their annual compensation each year to the Savings Plan. The Company is required to make a matching contribution to the Savings Plan each year in an amount equal to 50% of the first 6% of compensation contributed by each participant.

     Participants may elect to invest their accounts in one of three mutual funds (a) the Janus Fund, which is a common stock fund,
     (b) Invesco Industrial Income Fund, which is a common stock fund or (c) Dreyfus Short-Intermediate Government Fund, which invests in government obligations. Participants immediately acquire a vested interest in their own contributions to the Savings Plan and acquire a vested interest in the matching contributions by the Company and in any earnings therein according to a 6-year vesting schedule, pursuant to which participants become 10% vested for each of the first three years of service, and an additional 20% vested for each of the next two years of service and an additional 30% vested for the following year. Participants' vested interests are distributed after termination of employment. In addition, participants may make withdrawals from their accounts while employed if they are either (a) over age 59-1/2 or (b) experiencing an extreme financial hardship.

     Photomatrix Corporation Salary Savings Plan
     -------------------------------------------

     In connection with the acquisition of Photomatrix Corporation, Xscribe agreed to continue Photomatrix's existing Salary Savings Plan ("Photomatrix Plan"), which is a qualified plan under
     Section 401(a) of the Code and meets the requirements of Section 401(k) of the Code. The Photomatrix Plan generally covers all employees of Photomatrix who are at least age 21 and have completed at least three months of service with Photomatrix. Under the Photomatrix Plan, participants may elect to have their salary reduced by up to 10% of their compensation, subject to the maximum allowed to be deferred under a 401(k) plan, and have the salary reduction amount contributed to the Photomatrix Plan. Photomatrix is not required to make any contributions to the Photomatrix Plan but in fiscal year 1996 Photomatrix made discretionary contributions equal to 50% of the first 6% of compensation contributed by each participant.

     Participants may elect to invest their accounts one of three mutual funds (a) the Janus Fund, which is a common stock fund,
     (b) Invesco Industrial Income Fund, which is a common stock fund or (c) Dreyfus Short-Intermediate Government Fund, which invests in government obligations. Participants immediately acquire a





                                  Page 19 of 23
     vested interest in their own contributions to the Photomatrix Plan and acquire a vested interest in the discretionary contributions by Photomatrix according to a 6-year vesting schedule, pursuant to which participants become 20% vested after the first two years of service, and an additional 20% vested for each of the next four years of service. Participants' vested interests are distributed after termination of employment.

     Supplemental Life Insurance and Medical Premium Plans.
     ------------------------------------------------------

     The Company provides life insurance to its executive officers in the amount equal to five times base salary. The Company also pays medical insurance costs for its executive officers. Such costs were based on a fixed premium. In addition, the Company pays supplemental medical premiums for Messrs. Dutia and Myers. These premiums cover any medical expenses that are not covered by the Group Medical Plans that are available to all employees.


             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
             -------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and to furnish to the Company copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 1995, all filings required by its directors, officers and greater than 10 percent beneficial owners were timely filed.



                            INDEPENDENT AUDITORS
                            --------------------

     Xscribe's Board of Directors has selected KPMG Peat Marwick LLP as Xscribe's independent auditors for the fiscal year 1997. In the absence of instructions to the contrary, the shares represented by the proxy delivered to the Board of Directors will be voted in favor of ratification of this appointment. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as he or she may desire.








                                  Page 20 of 23
                               ANNUAL REPORT
                               -------------

     The Annual Report of the Company for the 1996 Fiscal Year, which includes financial statements for the fiscal year ended March 31, 1996, is being mailed with this proxy statement to shareholders of record on June 10, 1996. The Annual Report is not considered to be part of this proxy statement.

     The Company has filed with the Securities and Exchange Commission its Form 10-K for the year ended March 31, 1996. This report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which may not be included in the Annual Report. A COPY OF THIS REPORT, EXCLUDING EXHIBITS, WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO BRUCE C. MYERS, XSCRIBE CORPORATION, 6285 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. A COPY OF ANY EXHIBIT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST AND PAYMENT TO THE COMPANY OF A COPYING CHARGE OF 25 CENTS PER PAGE. REQUESTS FOR COPIES OF EXHIBITS SHOULD ALSO BE DIRECTED TO THE ABOVE ADDRESS.


                           SHAREHOLDER PROPOSALS
                           ---------------------

     Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next Annual Meeting of Shareholders must submit such proposals to the Company by no later than February 28, 1997. Shareholder proposals should be submitted to Bruce C. Myers, Xscribe Corporation, 6285 Nancy Ridge Drive, San Diego, California 92121.


                               OTHER BUSINESS
                               --------------

     Xscribe knows of no other business to be submitted to the meeting. If any other business properly comes before the meeting or any adjournment thereof, the persons named as proxy holders on the enclosed proxy card intend to vote the shares represented in accordance with their best judgment in the interest of the Company.


                                        /s/ BRUCE C. MYERS
                                        BRUCE C. MYERS
                                        Secretary


     June 25, 1996
     San Diego, California





                                  Page 21 of 23
                                 P R O X Y

                            XSCRIBE CORPORATION
            6285 Nancy Ridge Drive, San Diego, California 92121
          THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS

                 The undersigned hereby appoints Suren G. Dutia and Bruce C. Myers, or either of them, with unlimited power of substitution, as Proxies to represent the undersigned at the Annual Meeting of Shareholders of XSCRIBE CORPORATION, to be held on Monday, August 5, 1996, at 1:00 p.m., local time, at the Wyndham Garden Hotel, 5935 Lusk Boulevard, San Diego, California, or at any adjournment of adjournments thereof, and to vote, as directed on the reverse side of this proxy card, all shares of common stock, which the undersigned would be entitled to vote if then personally present.

               In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     [X]  Please mark your vote as in this example.

     1.   Election of Directors

          FOR all nominees listed      WITHHOLD AUTHORITY
          (except as amended to the    to vote for all nominees
          contrary below) (including       listed below [ ]
          discretionary authority
          to cumulate votes).
                 [  ]


               Nominees:

          S.G. Dutia               P.W. Moore,
          J.F. Staley              E.A. Wyly
          I.H. Sharp               D.R. Miller, Jr.
                                   J.V. Norokorpi

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)


     2. Ratification of appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for fiscal year 1997
                FOR [  ]        AGAINST [  ]          ABSTAIN [  ]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction






                                  Page 22 of 23
     is made, this proxy will be vote for Proposals 1 and 2 except broker nonvotes will not be counted.


                              --------------------------------------
                                            Signature(s)


                              Date
                                   -----------------------------



                              Please sign exactly as your name
                              appears above.  If stock is
                              registered in the name of two
                              persons, each should sign.
                              Executors, administrators,
                              trustee, guardian, attorneys,
                              and corporate officers should
                              show their full titles.
































                                  Page 23 of 23